EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS
OF
SENORX, INC.

Article I.     CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1
These By-Laws are subject to the Certificate of Incorporation of the corporation.  In these By-Laws, references to the Certificate of Incorporation and By-Laws mean the provisions of the Certificate of Incorporation and the By-Laws as are from time to time in effect.

Article II.     OFFICES

2.1	Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

2.2
Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Article III.     STOCKHOLDERS

3.1
Location of Meetings.  All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors.  Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.  If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

3.2
Annual Meeting.  The annual meeting of stockholders shall be held at 10:00 a.m. on the third Wednesday in April in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors, at which they shall elect a board of directors and transact such other business as may be required by law or these By-Laws or as may properly come before the meeting.

3.3
Special Meeting in Place of Annual Meeting.  If the election for directors shall not be held on the day designated by these By-Laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting.  Any such special meeting shall be called and the purposes thereof shall be specified in the call, as provided in Section 3.4 of these By-Laws.

3.4
Notice of Annual Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  Such notice may specify the business to be transacted and actions to be taken at such meeting.  No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted, which may be provided in the manner outlined in Section 5.2 of these By-Laws.  Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

3.5
Other Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders of at least ten percent of all capital stock of the corporation issued and outstanding and entitled to vote at such meeting.  Such request shall state the purpose or purposes of the proposed meeting and business to be transacted at any special meeting of the stockholders.

3.6
Notice of Special Meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted, which may be provided in the manner outlined in Section 5.2 of these By-Laws.  Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

3.7
Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any stockholder during the entire meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

3.8
Quorum of Stockholders.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the Certificate of Incorporation or by these By-Laws.  Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

3.9
Adjournment.  Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.10
Proxy Representation.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

3.11
Inspectors.  The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3.12
Action by Vote.  When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

3.13
Action Without Meetings.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Article IV.     DIRECTORS

4.1
Number.  The number of directors which shall constitute the whole board shall not be less than three nor more than seven, except that whenever there shall be only one stockholder or prior to issuance of any stock, the number of directors which shall constitute the whole board shall be not less than one.  The first board shall consist of four directors.  Thereafter, within the foregoing limits, the stockholders at the annual meeting shall determine the number of directors, and within such limits, the number of directors may be increased or decreased at any time or from time to time by the stockholders or by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4.4 of these By-Laws.  Directors need not be stockholders.

4.2
Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

4.3
Powers.  The business of the corporation shall be managed by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

4.4
Vacancies.  Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these By-Laws as to the number of directors required for a quorum or for any vote or other actions.

4.5
Committees.  The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these By-Laws they are prohibited from so delegating.  In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Except as the board of directors may otherwise determine, any committee may make, alter and repeal rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

4.6
Regular Meeting.  Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

4.7
Special Meetings.  Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the president or by any one of the directors calling the meeting.

4.8
Notice.  It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours before the meeting, or by telecopy or other form of electronic transmission at least twenty-four hours before the meeting, addressed to the director at the director's usual or last known business or residence address, or to give notice to the director in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by the director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to the director.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

4.9
Quorum.  Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

4.10
Action by Vote.  Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

4.11
Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee.  Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

4.12
Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person at such meeting.

4.13
Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the board of directors shall have the authority to fix from time to time the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director.  No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor.  The board of directors may also allow compensation for members of special or standing committees for service on such committees.

4.14	Interested Directors and Officers.

(a)  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)  The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b)  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

4.15
Resignation or Removal of Directors.  Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state.  No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Article V.     NOTICES

5.1
Form of Notice.  Whenever, under the provisions of law, or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee.  Notice may also be given to any stockholder and to any director by any form of electronic transmission, to the same extent permitted by Section 232 of the Delaware General Corporation Law with respect to stockholders, and will be deemed given at the time provided therein.  Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

5.2
Waiver of Notice.  Whenever notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Article VI.     OFFICERS AND AGENTS

6.1
Enumeration: Qualification.  The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents.  Any officer may be, but none need be, a director or stockholder.  Any two or more offices may be held by the same person.  Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

6.2
Powers.  Subject to law, to the Certificate of Incorporation and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

6.3
Election.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.  Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent.  At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

6.4
Tenure.  Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent of the corporation shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

6.5
President and Vice Presidents.  The president shall be the chief executive officer and shall have direct and active charge of all business operations of the corporation and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors. He shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.  The president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the president.

6.6
Treasurer and Assistant Treasurers.  The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to him from time to time by the board of directors or by the president.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

6.7
Secretary and Assistant Secretaries.  The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent.  In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder.  The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

6.8
Resignation and Removal.  Any officer may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state.  The board of directors may at any time remove any officer either with or without cause.  The board of directors may at any time terminate or modify the authority of any agent.  No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

6.9
Vacancies.  If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office.  If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor.  Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

Article VII.     CAPITAL STOCK

7.1
Stock Certificates.  Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the Certificate of Incorporation and the By-Laws, be prescribed from time to time by the board of directors.  Such certificate shall be signed by the president or a vice-president and (i) the treasurer or an assistant treasurer or (ii) the secretary or an assistant secretary.  Any of or all the signatures on the certificate may be a facsimile.  In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.2
Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Article VIII.     TRANSFER OF SHARES OF STOCK

8.1
Transfer on Books.  Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his post office address.

Article IX.     GENERAL PROVISIONS

9.1
Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.  If no record date is fixed,

(a)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

(c)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

9.2
Dividends.  Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.3
Payment of Dividends.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.4
Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.5
Fiscal Year.  The fiscal year of the corporation shall begin on the first of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

9.6
Seal.  The board of directors may, by resolution, adopt a corporate seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  The seal may be altered from time to time by the board of directors.

Article X.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

10.1
Power to Indemnify in Actions, Suits or Proceedings Other Than Those By or in the Right of the Corporation. Subject to Section 10.3 of these By-Laws, the corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

10.2
Power to Indemnify in Actions, Suits or Proceedings By or in the Right of the Corporation.  Subject to Section 10.3 of these By-Laws, the corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery in the State of Delaware or such other court shall deem proper.

10.3
Authorization of Indemnification.  Any indemnification under this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 10.1 or Section 10.2 of these By-Laws, as the case may be. Such determination shall be made, with respect to a person who is either a director or officer at the time of such determination or a former director or officer, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

10.4
Good Faith Defined.  For purposes of any determination under Section 10.3 of these By-Laws, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 10.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 10.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 10.1 or 10.2 of these By-Laws, as the case may be.

10.5
Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 10.3 of this Article X, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 10.1 and Section 10.2 of these By-Laws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 10.1 or Section 10.2 of these By-Laws, as the case may be. Neither a contrary determination in the specific case under Section 10.3 of these By-Laws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 10.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

10.6
Expenses Payable in Advance.  To the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the Delaware General Corporation Law requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article X.

10.7
Non-exclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 10.1 and Section 10.2 of these By-Laws shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Section 10.1 or Section 10.2 of these By-Laws but whom the corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

10.8
Insurance.  To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

10.9
Certain Definitions.  For purposes of this Article X, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

10.10
Survival of Indemnification and Advancement of Expenses.  The rights to indemnification and advancement of expenses conferred by this Article X shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

10.11
Limitation on Indemnification.  Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 10.5 of these By-Laws), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

10.12
Indemnification of Employees and Agents.  The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article X to directors and officers of the corporation.

10.13
Effect of Amendment or Repeal.  Neither any amendment or repeal of any section of this Article X, nor the adoption of any provision of the Certificate of Incorporation or the By-Laws inconsistent with this Article X, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article X existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article X, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article X, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Article XI.    AMENDMENTS

11.1
These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors.  If the power to adopt, amend or repeal By-Laws is conferred upon the board of directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.